UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

MEETINGHOUSE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54779 (Commission File Number)	45-4640630 (IRS Employer Identification No.)

2250 Dorchester Avenue, Dorchester, Massachusetts, 02124

(Address of principal executive offices) (Zip Code)

(617) 298-2250

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2015, the Board of Directors of Meetinghouse Bancorp, Inc. (the “Company”) authorized management of the Company to take the requisite action to terminate the registration of the Company’s common stock under the Securities and Exchange Act of 1934, as amended. The Company is the holding company for Meetinghouse Bank (the “Bank”).

The Company intends to file a Form 15 (Certification and Notice of Termination from Registration) with the Securities and Exchange Commission (the “SEC”) on or about December 28, 2015. Upon the filing of the Form 15, the Company’s obligation to file periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended immediately and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

Once deregistration becomes effective, the Company will no longer be required to file reports and forms with the SEC, including Forms 10-K, Forms 10-Q and Forms 8-K. The Bank will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC’s website at www.fdic.gov. The Company anticipates that its common stock will continue to be quoted on the OTC Pink Market to the extent market makers continue to make a market in its shares. No guarantee, however, can be made that a trading market in the Company’s common stock in any over-the-counter market will be maintained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: December 18, 2015	By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer